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                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement on Form S-3 of Time Warner Inc. and Time Warner Companies, Inc. for the registration of Debt Securities of Time Warner Companies, Inc., unconditionally guaranteed by Time Warner Inc., of our report dated April 20, 1995, with respect to the consolidated financial statements of KBLCOM Incorporated appearing in the Form 8-K of Time Warner Inc. dated November 14, 1996, and to the reference to us under the heading 'Experts' in the Prospectus, which is part of such Registration Statement.

                                          DELOITTE & TOUCHE LLP

Houston, Texas
November 26, 1996


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